                                                                   Exhibit 10.25

                                    RULES OF

                            THE PEPTIDE THERAPEUTICS

                      1995 UNAPPROVED SHARE OPTION SCHEME

    This is a copy of The Peptide Therapeutics 1995 Unapproved Share Option Scheme established by an ordinary resolution of the shareholders of the
                          Company on 8th November 1995

                             REB/CAR/65561.11.4/PMC

                                     INDEX
                                     -----


Rule                                                                       Page
----                                                                       ----
 1         Definitions                                                         1

 2         Eligibility                                                         3

 3         Exercise Price                                                      4

 4         Grant of Options                                                    4

 5         Relationship with Contract of
           Employment                                                          5

 6         Non-transferability of Options                                      6

 7         Performance-Related Conditions of
           Exercise                                                            6

 8         Exercise of Options                                                 7

 9         Manner of Exercise of Options                                       9

10         Overall Limits on the Granting of
           Options                                                            10

11         Individual Limit on the Granting of
           Options                                                            11

12         Demerger, Reconstruction or Winding-up                             12

13         Take-over                                                          13

14         Variation of Share Capital                                         13

15         Alteration of Scheme                                               14

16         Service of Documents                                               15

17         Miscellaneous                                                      15


                                    RULES OF
          THE PEPTIDE THERAPEUTICS 1995 UNAPPROVED SHARE OPTION SCHEME

1.   DEFINITIONS

1.1  In this Scheme unless the context otherwise requires:-

     "an Announcement Date"             means a date of notification to the
                                        London Stock Exchange of the annual or
                                        half yearly results of the Company;

     "Associated Company"               means any company which, in relation to
                                        the Company, is an associated company as that term is defined in section 416 of the Taxes Act;

     "the Auditors"                     means the auditors for the time being of
                                        the Company;

     "the Committee"                    means the Remuneration Committee of the
                                        board of directors of the Company or
                                        such other committee comprising a
                                        majority of non-executive directors of
                                        the Company to which the directors of
                                        the Company delegate responsibility for
                                        the operation of this Scheme;

     "the Company"                      means Peptide Therapeutics Group plc
                                        (registered in England no 2863682);

     "control"                          has the meaning given in section 840 of
                                        the Taxes Act;

     "the Date of Grant"                in relation to any Option, means the
                                        date on which that Option is granted in
                                        accordance with rule 4.5;

     "Dealing Day"                      means a day on which the London Stock
                                        Exchange is open for business;

     "Executive"                        means a director or employee of any
                                        member of the Group who is required to
                                        devote substantially the whole of his
                                        time to his duties under his contract of employment and in any event not less than 25 hours per week (excluding meal breaks) disregarding normal holiday entitlement;

     "other Employees' Share Scheme"    means:-

                                        (a) The Peptide Therapeutics 1995
                                            Savings-Related Share Option Scheme
                                            to be
                                            established by the shareholders of
                                            the Company; and

                                        (b) any other employees' share scheme
                                            (except this Scheme) established by
                                            the Company under which shares have
                                            been or may be issued by the
                                            Company;

     "the Exercise Price"                   means the price per Share payable
                                            upon the exercise of an Option (as
                                            determined in accordance with rule
                                            3);

     "Flotation"                            means the occasion on which shares
                                            in the Company are first admitted to
                                            the Daily Official List of the
                                            London Stock Exchange;

     "the Group"                        means the Company and each and every
                                        company which is for the time being a
                                        Subsidiary;

     "the London Stock Exchange"        means the International Stock Exchange
                                        of the United Kingdom and the Republic
                                        of Ireland Limited;

     "Market Value"                     in relation to any Share in respect of
                                        which an Option is to be, or has been
                                        granted means:

                                        (a) the market value of a Share as at
                                            the Date of Grant as determined in
                                            accordance with Part VIII of the
                                            Taxation of Chargeable Gains Act
                                            1992; or

                                        (b) if at the Date of Grant Shares have
                                            been admitted to the Daily Official
                                            list of the London Stock Exchange,
                                            the average of the middle market
                                            quotations of a Share as derived
                                            from the Daily Official List of the
                                            London Stock Exchange for the 3
                                            consecutive Dealing Days last
                                            preceding the Date of Grant;

     "the Model Code"                   means the code adopted by the Company
                                        which contains provisions similar in
                                        purpose and effect to the provisions of
                                        the Model Code for Securities
                                        Transactions by Directors of Listed
                                        Companies
                                        issued by the London Stock Exchange from time to time;

     "Options"                          means a right to acquire Shares granted
                                        in accordance with and subject to the
                                        rules of this Scheme;

     "Optionholder"                     means a person who has been granted an
                                        Option or, if that person has died and
                                        where the context requires, his legal
                                        personal representatives;

     "Ordinary Share Capital"           means the issued share capital of the
                                        Company other than fixed-rate preference shares;

     "this Scheme"                      means the Peptide Therapeutics 1995
                                        Unapproved Share Option Scheme as set
                                        out in these rules and amended from time to time;

     "Shares"                           means fully-paid ordinary shares in the
                                        capital of the Company;

     "Subsidiary"                       means any company which is for the time
                                        being both a subsidiary (as defined in
                                        section 736 of the Companies Act 1985)
                                        of the Company and under the control of
                                        the Company;

     "Subscription Options"             means rights to subscribe for Shares
                                        granted in accordance with and subject
                                        to the rules of this Scheme;

     "the Taxes Act"                    means the Income and Corporation Taxes
                                        Act 1988;

     "Year of Assessment"               means a year beginning on any 6 April
                                        and ending on the following 5 April;

1.2 Any reference to any enactment includes a reference to that enactment as from time to time modified extended or re-enacted.

1.3  Words denoting the masculine gender shall include the feminine.

1.4  Words denoting the singular shall include the plural and vice versa.

1.5  References to rules are to the rules of this Scheme.

2.   ELIGIBILITY

2.1  Options shall not be granted to, nor exercised by any person:

     2.1.1 unless (subject to rules 8.3 to 8.6 inclusive and 12.1) he is an Executive;

     2.1.2 after Flotation, if such grant or exercise would contravene the Model Code;

2.2 Options shall not be granted to any person within the period of 2 years ending with the date on which that person is bound to retire in accordance with the terms of his contract of employment.

2.3 Subject to rules 2.1 and 2.2 the Committee shall have an absolute discretion as to the selection of persons to whom Options may be granted.

3    EXERCISE PRICE

3.1 Subject to rule 3.2 and any adjustment being made pursuant to rule 14, the Exercise Price shall be determined by the Committee but if at the relevant date shares in the Company have been or were admitted to the Official List of the London Stock Exchange shall be not less than Market Value.

3.2 The Exercise Price in respect of a Subscription Option shall not in any event be less than the nominal value of a Share.

4    GRANT OF OPTIONS

4.1 The Committee shall have the power, exercisable on behalf of the Company in accordance with the terms of this Scheme, to grant rights to subscribe for Shares.

4.2  An Option may only be granted:

     4.2.1 at any time before shares in the Company are first admitted to the Official List of the London Stock Exchange; or

     4.2.2 at any time ending on the 14th day after the date shares in the Company are first admitted to the Official List of the London Stock Exchange;

     4.2.3 during the period of 42 days beginning with the day following an Announcement Date; or

     4.2.4 within a period of 14 days immediately after the person to whom it is granted first becomes an Executive.

4.3 In the event of the Company being restricted by statute, order or regulation (including any regulation, order or requirement imposed on the Company by the London Stock Exchange or any other regulatory authority) from granting an Option within any period as mentioned in rule 4.2, an Option may be granted at any time during the period of 42 days beginning with the date on which such restriction is removed.

4.4 No Option may be granted after the tenth anniversary of the date on which this Scheme is approved by shareholders of the Company.

4.5 An Option shall be granted by the grantor executing a deed and issuing to the Optionholder an option certificate which contains an undertaking by the Optionholder (duly executed as a deed) to be bound by the rules of this Scheme which specifies:

     4.5.1  the Date of Grant;

     4.5.2  the number of Shares in respect of which the Option is granted;

     4.5.3  the Exercise Price;

     4.5.4 the last date on which the Option may be exercised by reason of rule 8.1;

     4.5.5 (if appropriate) that the exercise of the Option is subject to such performance-related conditions as have been imposed by the Committee (with the consent of the grantor where appropriate) pursuant to rule 7 and is otherwise to such form as the Committee may from time to time determine.

4.6 The Option holder shall be entitled to renounce, surrender or cancel, or agree to the cancellation of, an Option within the period of 30 days immediately following the Date of Grant and if an Option is so renounced, surrendered or cancelled it shall be deemed for the purposes of rules 10 and 11 as never having been granted.

5    RELATIONSHIP WITH CONTRACT OF EMPLOYMENT

5.1 The grant of an Option does not form part of the Optionholder's entitlement to remuneration or benefits pursuant to his contract of employment nor does the existence of a contract of employment between any person and the Company or any Subsidiary or Associated Company or former Subsidiary or former Associated Company give such person any right or entitlement to have an Option granted to him in respect of any number of Shares or any expectation that an Option might be granted to him whether subject to any conditions or at all.

5.2 The rights and obligations of an Optionholder under the terms of his contract of employment with the Company or any Subsidiary or Associated Company or former Subsidiary or former Associated Company shall not be affected by the grant of an Option.

5.3 The rights granted to an Optionholder upon the grant of an Option shall not afford the Optionholder any rights or additional rights to compensation or damages in consequence of the loss or termination of his office or employment with the Company or any Subsidiary or Associated Company or former Subsidiary or former Associated Company for any reason whatsoever.

5.4 An Optionholder shall not be entitled to any compensation or damages for any loss or potential loss which he may suffer by reason of being unable to exercise an Option in consequence of the loss or termination of his office or employment with the Company or any Subsidiary or Associated Company or former Subsidiary or former Associated Company for any reason whatsoever.

6    NON-TRANSFERABILITY OF OPTIONS

6.1 During his lifetime only the individual to whom an Option is granted may exercise that Option.

6.2  An Option shall immediately cease to be exercisable if:

     6.2.1 it is transferred or assigned (other than to his personal representatives upon the death of the Optionholder), mortgaged, charged or otherwise disposed of by the Optionholder; or

     6.2.2 the Optionholder is adjudicated bankrupt or a bankruptcy order is made against the Optionholder pursuant to Chapter I of Part IX of the Insolvency Act 1986; or

     6.2.3 the Optionholder is otherwise deprived (otherwise than on death) of the legal or beneficial ownership of the Option by operation of law or doing or omitting to do anything which causes him to be so deprived.

7    PERFORMANCE RELATED CONDITIONS OF EXERCISE

7.1 The exercise of an Option may by its terms, be made conditional upon the performance of the Company and/or any Subsidiary and/or the Optionholder over such period and measured against such objective criteria as may be determined by the Committee having due regard to the guidance on share option schemes issued from time to time by the investment committees representing institutional shareholders of the Company. Any such determination may include provision for an Option to become unconditional during any part or parts of such period from time to time, and the Committee shall notify to each Optionholder in writing the terms of any such condition applicable to his Option before such Option is granted and shall subsequently notify the Optionholder in writing as to when the exercise of such Option has become unconditional PROVIDED THAT subject to rule 7.2 the question of whether an Option can or cannot be exercised on any occasion shall not be determined or determinable at the discretion of any person.

7.2 After an Option has been granted the Committee may, in appropriate circumstances, amend any condition on the exercise of that Option imposed pursuant to rule 7.1 PROVIDED THAT no such amendment shall be made unless an event has occurred or events have occurred in consequence of which the Committee reasonably considers, having due regard to the interests of shareholders of the Company, that the terms of the existing performance-related condition(s) or other objective criteria imposed on the exercise of the Option should be so varied for the purpose of ensuring that either the objective criteria against which the performance of the Company and/or any Subsidiary and/or the Optionholder will then be measured will be a fairer measure of such performance or that any amended performance target will afford a more effective incentive to Optionholders and will be no more difficult to satisfy than were the original conditions when first set.

8    EXERCISE OF OPTIONS

8.1 An Option may not in any event be exercised later than the seventh anniversary of the Date of Grant or such shorter period as the Committee shall determine at the Date of Grant.

8.2 Save as provided in rules 8.3, 8.4, 8.5, 8.6, 12 and 13, an Option may not be exercised earlier than the third anniversary of the Date of Grant or such other period as the Committee shall determine at the Date of Grant.

8.3 An Option granted before Flotation shall not in any event be exercisable unless Flotation has occurred at the date of exercise.

8.4 If an Optionholder dies then an Option granted to him which, at the time of his death, had neither been exercised in full nor had ceased to be exercisable may be exercised by his personal representatives within the period of 12 months beginning with the date of his death notwithstanding that any performance-related condition or other objective criteria subject to which such Option is then exercisable is not then satisfied and if not then exercised shall lapse and cease to be exercisable at the end of that period.

8.5 If an Optionholder ceases to hold office or employment within the Group by reason of:

     8.5.1 injury or disability (evidenced to the satisfaction of the Committee); or

     8.5.2 dismissal by reason of redundancy (within the meaning of the Employment Protection (Consolidation) Act 1978); or

     8.5.3 retirement on or after reaching age 65 or such other age at which he is bound to retire in accordance with the terms of his contract of employment; or

     8.5.4 early retirement with the agreement of the board of directors of the Company; or

     8.5.5 the company with which he holds office or employment by virtue of which he is eligible to participate in this Scheme ceasing to be an Associated Company or a member of the Group; or

     8.5.6 the fact that the office or employment by virtue of which he is eligible to participate in this Scheme relates to a business or part of a business which is transferred to a company which is neither an Associated Company nor a member of the Group.

     then, subject to rule 8.4, an Option granted to him may be exercised notwithstanding that any performance-related condition or other objective criteria subject to which such

     Option is then exercisable is not then satisfied, within the period of 6 months beginning with the date on which the Optionholder so ceases to hold office or employment and, if not then exercised shall lapse and cease to be exercisable at the end of that period.

8.6 If an Optionholder ceases to hold office or employment within the Group for any reason other than those set out in rules 8.4 and 8.5 then, subject to rule 8.4, an Option granted to him may only be exercised with the approval of the Committee given in writing (notwithstanding that any performance-related condition or other objective criteria subject to which such Option is then exercisable is not then satisfied) and within the period of 6 months beginning with the date on which the Optionholder so ceases to hold office or employment (or such shorter period as the Committee may determine) and if not then exercised shall lapse and cease to be exercisable at the end of that period SAVE THAT if no such approval is given by the Committee to the Optionholder within the period of 3 months beginning with the date on which such Optionholder ceases to hold office or employment within the Group then such Option shall lapse and cease to be exercisable at the end of that period.

8.7  For the purposes of this rule:

     8.7.1 an Optionholder shall not be treated as having ceased to hold office or employment within the Group unless and until he no longer holds office or employment with any member of the Group or with any Associated Company; and

     8.7.2 in the event that the Optionholder ceases to hold office or employment within the Group other than by reason of gross misconduct, dishonesty, drug addiction, misconduct, bringing any company within the Group into disrepute or other circumstances warranting summary dismissal under the terms of his contract of employment and in circumstances where due notice of termination of employment has not been given by the Company, his date of cessation of office or employment shall for the purposes of this Scheme be taken to be the date on which such notice period would have terminated had such notice been given.

8.8 In deciding whether and when to exercise an Option an Optionholder shall have regard to the Model Code.

8.9 A female Executive whose employment has been terminated in circumstances such that, pursuant to Part III of the Employment Protection (Consolidation) Act 1978 she has a right to return to work, shall be deemed for the purposes of this rule 8 as not having ceased to be employed within the Group or with any Associated Company until such time as she is no longer capable, pursuant to Part III, of exercising a right to return to work and shall be deemed not to have ceased to be still employed if she exercises that right.

9    MANNER OF EXERCISE OF OPTIONS

9.1 An Option shall be exercised only by the Optionholder serving a written notice upon the Company which:

     9.1.1 specifies the number of Shares in respect of which that Option is exercised which in any event shall not:

            (a) exceed the number of Shares in respect of which that Option subsists and which have not been specified for this purpose in a prior notice served by the Optionholder in accordance with this rule 9; nor

            (b) be less than 1,000 Shares or, if the number of Shares in respect of which the Option subsists is smaller than 1,000 Shares, the whole of that number; and

     9.1.2 is accompanied by payment of an amount equal to the product of the number of Shares specified in the notice and the Exercise Price; and

     9.1.3 unless the Committee otherwise permits, is accompanied by the option certificate in respect of that Option and is otherwise in such form as the Committee may from time to time determine.

9.2 Within the period of 30 days beginning with the date on which the Company receives a notice of exercise which complies with rule 9.1, the Company shall allot to the Optionholder (or otherwise procure the transfer to the Optionholder of) the Shares specified in the notice.

9.3 Subject to rule 9.4, as soon as reasonably practicable after allotting or procuring the transfer of any Shares pursuant to rule 9.2, the board of directors on behalf of the Company or other grantor shall procure:

     9.3.1 the issue to the Optionholder of a definitive share certificate or such acknowledgement of shareholding as is prescribed from time to time in respect of the Shares so allotted or transferred; and

     9.3.2 if on that date shares in the Company are listed on the Daily Official List of the London Stock Exchange, that any Shares so allotted are admitted to the Daily Official List of the London Stock Exchange; and

     9.3.3 if the Option remains partially unexercised, that either the option certificate issued to the Optionholder pursuant to rule 4.5 is amended so as to indicate the number of Shares in respect of which the Option subsists, or issue to the Optionholder a new option certificate which shall contain all the information which would have been contained in such an amended option certificate.

9.4 Some or all of the Shares acquired upon the exercise of an Option may, if the

     Optionholder so requests, be issued or transferred to a nominee of the Optionholder provided that beneficial ownership of such Shares shall be vested in the Optionholder.

9.5 The allotment or transfer of any Shares under this Scheme shall be subject to the Memorandum and Articles of Association of the Company and to any necessary consents or any governmental or other authorities (whether in the United Kingdom or overseas) under any enactments or regulations from time to time in force. It shall be the responsibility of the Optionholder to comply with any requirements to be fulfilled in order to obtain or obviate the necessity of any such consent.

9.6 All Shares allotted or transferred under this Scheme shall rank equally in all respects with the Shares for the time being in issue save as regards any rights attaching to such Shares by reference to a record date prior to the date of such allotment or transfer.

10   OVERALL LIMITS ON THE GRANTING OF OPTIONS

10.1 The number of Shares in respect of which Subscription Options may be granted on any day, when added to:

     10.1.1 the number of Shares in respect of which Subscription Options have previously been granted (and which, if not exercised, have not ceased to be exercisable); and

     10.1.2 the number of Shares issued or in respect of which rights to subscribe for Shares have previously been granted (and have neither been exercised nor have then ceased to be exercisable) in the period of 10 years ending on that day pursuant to any other executive share option or executive share incentive scheme shall not exceed 5 per cent of the Ordinary Share Capital on that day.

10.2 The number of Shares in respect of which Subscription Options may be granted on any day, when added to:

     10.2.1 the number of Shares in respect of which Subscription Options have previously been granted (and, if not exercised, have not then ceased to be exercisable); and

     10.2.2 the number of Shares issued or in respect of which any rights to subscribe for Shares have previously been granted (and have neither been exercised, nor have then ceased to be exercisable) in the period of 10 years ending on that day under any other Employees' Share Scheme shall not exceed 10 per cent of the Ordinary Share Capital on that day.

10.3 The number of Shares in respect of which Subscription Options may be granted on any day in a given year, when added to:

     10.3.1 the number of Shares in respect of which Subscription Options have previously been granted in that year and the two preceding years (and which, if not exercised, have not ceased to be exercisable); and

     10.3.2 the number of Shares issued or in respect of which any rights to subscribe for Shares have previously been granted in that year and the two preceding years (and have been neither exercised nor have then ceased to be exercisable) under any other Employees' Share Scheme shall not exceed 5 per cent of the Ordinary Share Capital on that day.

10.4 The number of Shares in respect of which Subscription Options may be granted on any day in a given year, when added to:

     10.4.1 the number of Shares in respect of which Subscription Options have previously been granted in that year and the two preceding years (and which, if not exercised, have not ceased to be exercisable); and

     10.4.2 the number of Shares issued or in respect of which any rights to subscribe for Shares have previously been granted in that year and the two preceding years (and have been neither exercised nor have then ceased to be exercisable) under any other executive share option scheme or executive share incentive scheme shall not exceed 3 per cent of the Ordinary Share Capital on that day.

10.5 For the purposes of rules 10.4 and 10.5 'year' means a calendar year beginning 1st January.

10.6 For the purposes of this rule 10, Shares issued or in respect of which rights to subscribe have been granted pursuant to this Scheme or any other Employees' Share Scheme before the date on which shares in the Company were first admitted to the Official List of the London Stock Exchange shall be left out of account.

11   INDIVIDUAL LIMIT ON THE GRANTING OF OPTIONS

11.1 No Option shall be granted to an Executive if or insofar as it would cause the aggregate market value of Shares in respect of which rights to acquire Shares are then held by that Executive under this Scheme or any other share option scheme (not being a savings-related share option scheme) to exceed or further exceed four times the amount of the emoluments (excluding benefits in kind) expressed as an annual rate then payable to such Executive by the Company or any Subsidiary.

11.2 For the purposes of this rule 11:

     11.2.1 the market value of a Share in respect of which an Option has been or is to be granted shall be taken as the Exercise Price payable upon the exercise of such Option or, if less, the minimum price per Share which could have been determined by the Committee pursuant to rule 3 to be the Exercise Price in relation to that Option; and

     11.2.2 the market value of Shares in respect of which other rights to acquire Shares have been granted shall have the same meaning as in
            Part VIII of the Taxation of Chargeable Gains Act 1992 and shall be calculated as at the time such other rights were granted.

11.3 Any Option renounced, surrendered or cancelled in respect of any number of shares otherwise than within the period of 30 days mentioned in rule 4.6 shall be treated for the purposes of rule 11.1 as if it were still capable of being exercised in respect of such number of Shares.

11.4 For the purposes of this rule 11, Shares issued or in respect of which rights to subscribe have been granted pursuant to this Scheme or any Employees' Share Scheme before the date of adoption of this Scheme by shareholders of the Company or under the Peptide Therapeutics Group plc 1994 Unapproved Share Option Scheme shall be left out of account.

12   DEMERGER, RECONSTRUCTION OR WINDING-UP

12.1 Subject to rules 8.1 and 8.3, in the event that notice is given to shareholders of the Company of a proposed demerger of the Company or of any Subsidiary the Committee may give notice to Optionholders that Options may then be exercised (notwithstanding that any performance-related condition or other objective criteria subject to which any Option is then exercisable is not then satisfied) within such period (not exceeding 30 days) as the Committee may specify in such notice to Optionholders SAVE THAT no such notice to Optionholders shall be given unless the Auditors have confirmed in writing to the Committee that (disregarding any performance-related condition subject to which any Option is then exercisable) the interests of Optionholders would or might be substantially prejudiced if before the proposed demerger has effect Optionholders could not exercise their Options and be registered as the holders of the Shares thereupon acquired.

12.2 Subject to rules 8.1 and 8.3, if the court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation pursuant to section 425 of the Companies Act 1985 the Optionholder shall be entitled to exercise his Option during the period of 6 months commencing on the date on which the court sanctions the compromise or arrangement, and thereafter the Option shall cease to be exercisable notwithstanding that any performance-related condition subject to which such Option is then exercisable is not then satisfied.

12.3 In the event of notice being given to holders of Shares of a resolution for the voluntary winding-up of the Company, an Option may, subject to rules
     8.1 and 8.3, be exercised at any time before the commencement of the winding-up.

12.4 All Options shall immediately lapse and cease to be exercisable upon the commencement of a winding-up of the Company.

13   TAKE-OVER

13.1 Subject to rules 8.1 and 8.3, if, as a result of either:

     13.1.1 a general offer to acquire the whole of the Ordinary Share Capital which is made on a condition such that if it is satisfied the person making the offer will have control of the Company; or

     13.1.2 a general offer to acquire all the shares in the Company of the same class as the Shares the Company shall come under the control of another person or persons, the Optionholder shall, notwithstanding that any performance-related condition subject to which an Option is then exercisable is not then satisfied, be entitled to exercise his Option within the period of 6 months of the date when the person making the offer has obtained control of the Company and any condition subject to which the offer is made has been satisfied.

13.2 Subject to rules 8.1 and 8.3, if at any time any person becomes entitled or bound to acquire shares in the Company under sections 428 to 430F (inclusive) of the Companies Act 1985 the Optionholder shall, notwithstanding that any performance-related condition subject to which an Option is then exercisable is not then satisfied, be entitled to exercise his Option at any time when that person remains so entitled or bound.

13.3 For the purposes of this rule 13 a person shall be deemed to have control of a company if he and others acting in concert with him have together obtained control of it.

14   VARIATION OF SHARE CAPITAL

14.1 In the event of any alteration of the Ordinary Share Capital by way of capitalisation or rights issue, or sub-division, consolidation or reduction or any other variation in the share capital of the Company the Committee may make such adjustment as it considers appropriate:

     14.1.1 to the aggregate number or amount of Shares subject to any Option; and/or

     14.1.2 to the Exercise Price payable for each Share under any such Option; and/or

     14.1.3 where an Option has been exercised but no Shares have been allotted in accordance with rule 9.2, to the number of Shares which may be so allotted and the Exercise Price payable for each such Share

     PROVIDED THAT:

     (a) except in the case of a capitalisation issue, any such adjustment is confirmed in writing by the Auditors to be in their opinion fair and reasonable; and

     (b) the Exercise Price in relation to the Shares in respect of which any Subscription Option has been granted is not reduced below the nominal value of those Shares; and

     (c) the number of Shares as so adjusted has been rounded down to the nearest whole number and the Exercise Price as so adjusted has been rounded up to the nearest whole penny.

14.2 As soon as reasonably practicable after making any adjustment pursuant to rule 14.1, the Committee shall give notice in writing thereof to every Optionholder affected thereby and shall at the written request of any such Optionholder and upon the surrender of any option certificates which he holds deliver to him a revised option certificate in respect of his Option.


15   ALTERATION OF SCHEME

15.1 The board of directors of the Company may at any time alter or add to any of the provisions of this Scheme in any respect PROVIDED THAT no such alteration or addition shall be made to the advantage of existing or new Optionholders without the prior approval by ordinary resolution of the shareholders of the Company in general meeting SAVE THAT the provisions of this rule 15 shall not apply to the extent that such alteration or addition is in the opinion of the Directors:

     15.1.1 a minor amendment which is necessary or appropriate to benefit the administration of this Scheme; or

     15.1.2 necessary or appropriate to take account of any change in legislation; or

     15.1.3 necessary or appropriate to maintain favourable tax treatment of this Scheme or maintain favourable tax, exchange control or regulatory treatment for Optionholders or for the Company or for any Subsidiary.

15.2 As soon as reasonably practicable after making any alteration or addition under this rule 15 the board of directors of the Company shall give notice in writing thereof to every Optionholder (if any) affected thereby.

16  SERVICE OF DOCUMENTS

16.1 Except as otherwise provided in this Scheme, any notice or document to be given to any individual in accordance or in connection with this Scheme shall be duly given:

     16.1.1 if he holds office or employment within the Group, by delivering it to him at his place of work; or

     16.1.2 if it is posted in a pre-paid envelope to his address last known to the Company and if so sent it shall be deemed to have been given on the date of posting.

16.2 Any notice or document so sent to an Optionholder shall be deemed to have been duly given notwithstanding that such Optionholder is then deceased (and whether or not the Company has notice of his death) except where his legal personal representatives have established their title to the satisfaction of the Company and supplied to the Company an address to which documents are to be sent.

16.3 Any notice in writing or document to be submitted or given to the Committee or board of directors of the Company or the Company in accordance or in connection with this Scheme may be delivered, sent by post, telex, or facsimile transmission but shall not in any event be duly given unless it is actually received by the secretary of the Company or such other individual as may from time to time be nominated by the Committee or the board of directors of the Company (as appropriate) for the purposes of this Scheme and whose name and address is notified to Optionholders.

17   MISCELLANEOUS

17.1 The Company shall at all times keep available sufficient authorised but unissued Shares to satisfy the exercise in full of all the Subscription Options for the time being remaining capable of being exercised under this Scheme.

17.2 No Option to purchase existing Shares shall be granted by any person unless that person beneficially owns such Shares at the Date of Grant.

17.3 The board of directors of the Company may from time to time make and vary such rules and regulations not inconsistent herewith and establish such procedures for the administration and implementation of this Scheme as they think fit and in the event of any dispute or disagreement as to the interpretation of this Scheme or of any such rules, regulations or procedures or as to any question or right arising from or related to this Scheme, the decision of the Committee shall (except as regards any matter required to be determined by the Auditors hereunder) be final and binding upon all persons.

17.4 In any matter in which they are required to act hereunder, the Auditors shall be deemed to be acting as experts and not as arbitrators and the Arbitration Acts 1950-1979 shall not apply hereto.

17.5 The costs of the administration and implementation of this Scheme shall be borne by the Company.

17.6 The Company shall not be obliged to provide optionholders with copies of any notices, circulars or other documents sent to holders of shares.

                                                            [Option Certificate]

          THE PEPTIDE THERAPEUTICS 1995 UNAPPROVED SHARE OPTION SCHEME

                               OPTION CERTIFICATE

Name of Optionholder:
                          -------------------------------
Address of Optionholder:
                          -------------------------------

                          -------------------------------

                          -------------------------------

                          -------------------------------
Date of Grant:
                          -------------------------------
Number of Shares:
                          -------------------------------
Exercise Price:
                          -------------------------------


PEPTIDE THERAPEUTICS GROUP plc [_______________]* HEREBY GRANTS to the Optionholder named above an Option to [subscribe for/acquire]* the above number of Shares in the Company at the above Exercise Price.

The Option is exercisable subject to and in accordance with the rules of The Peptide Therapeutics 1995 Unapproved Share Option Scheme as they are amended from time to time. It may not normally be exercised before the third** anniversary of the Date of Grant.

[Exercise of the Option is also subject to the performance-related condition(s) of exercise set out in the Appendix to this Option Certificate.]*

In accordance with rule 8.1, the Option may not in any event be exercised later than the seventh** anniversary of the Date of Grant shown above.

The Option is not transferable but may be exercised by your personal representatives in the event of your death.

An Optionholder, whether or not a director of any company, shall not be entitled to exercise an Option at any time when to do so would contravene the provisions of the Company's Code governing share dealings by directors and employees.


                                       18